Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000
Fax 626.817.8838

NEWS RELEASE

INVESTOR RELATIONS CONTACT:
Irene Oh
Chief Financial Officer
(626) 768-6360

LESTER M. SUSSMAN APPOINTED TO BOARD OF DIRECTORS OF
EAST WEST BANCORP AND EAST WEST BANK

Pasadena, California – On October 29, 2015 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, appointed Lester M. Sussman, Senior Practice Director, Resources Global Professionals (“RGP”), to its Board of Directors. Mr. Sussman was also appointed to the Board of Directors of East West Bank. Mr. Sussman will join the Audit Committee and the Risk Oversight Committee of both East West Bancorp and East West Bank. The appointment is effective immediately. With this appointment, East West Bancorp will have eleven directors, nine of whom are independent, including Mr. Sussman.

“We are pleased that Les has accepted this opportunity to join the boards of East West Bancorp and East West Bank,” said Dominic Ng, Chairman and Chief Executive Officer of East West. “Les brings over 30 years of financial services experience to East West. His deep expertise in accounting and auditing, as well as corporate governance will be a complement to our Board as we execute our business model.”

Mr. Sussman, 60, has been the Senior Practice Director of RGP since 2005, providing corporate governance, risk management and compliance services to clients globally. He also leads RGP’s financial services industry group for the western region of the United States. Mr. Sussman is a retired audit partner of Deloitte, where he held leadership positions, including Partner in Charge of the Financial Services Group for the Pacific Southwest, and Partner in Charge of Capital Markets for the West Region. Mr. Sussman is a certified public accountant. Mr. Sussman is a current member of the Executive Committee of the Braille Institute and sits on the Board of Governors of the Florida State University School of Business.

About East West
East West Bancorp is a publicly owned company with total assets of $31.1 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 130 locations worldwide, including in the United States markets of California, Georgia, Nevada, New York, Massachusetts, Texas and Washington. In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, Taipei and Xiamen.  For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; changes in our borrowers’ performance on loans; changes in the commercial and consumer real estate markets; changes in our costs of operation, compliance and expansion; changes in the U.S. economy, including inflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the U.S. Securities Exchange and Commission and the Consumer Financial Protection Bureau; changes in the economy of and monetary policy in the People’s Republic of China; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and its impact on critical accounting policies and assumptions; changes in the equity and debt securities markets; changes in competitive pressures on financial institutions; future credit quality and performance, including our expectations regarding future loan losses and allowance levels; effect of government budget cuts and government shut down; fluctuations of our stock price; success and timing of our business strategies; impact of reputational risk created by these developments on matters such as business generation and retention, funding and liquidity; impact of potential federal tax increases and spending cuts; impact of adverse judgments or settlements in litigation or of regulatory enforcement actions; changes in our ability to receive dividends from our subsidiaries; impact of political developments, wars or other hostilities which may disrupt or increase volatility in securities or otherwise affect economic conditions; continuing consolidation in the financial services industry; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and of new international standards known as Basel III on our business, business practices and cost of operations; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2014, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. The Company assumes no obligation to update such forward-looking statements.

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